Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-83233, 333-55578 and 333-65034 of priceline.com Incorporated on Form S-8 and Registration Nos. 333-109929 and 333-115128 of priceline.com Incorporated on Form S-3 of our report dated March 10, 2004, appearing in the Annual Report on Form 10-K/A of priceline.com Incorporated for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

Stamford, Connecticut

September 22, 2004

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-83233, 333-55578 and 333-65034 of priceline.com Incorporated on Form S-8 and Registration Nos. 333-109929 and 333-115128 of priceline.com Incorporated on Form S-3 of our report on Priceline Mortgage Company, L.L.C. dated February 25, 2004 (September 22, 2004 as to Note 4), appearing in the Annual Report on Form 10-K/A of priceline.com Incorporated for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

Jacksonville, Florida
September 22, 2004